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                                                                    EXHIBIT 99.3

                           TRUMP ATLANTIC CITY ASSOCIATES
                      TRUMP ATLANTIC CITY FUNDING II, INC.

                               OFFER TO EXCHANGE
                    UP TO $75,000,000 IN PRINCIPAL AMOUNT OF
            11 1/4% FIRST MORTGAGE NOTES (TAC II) DUE 2006, SERIES A
                          SOLD IN A TRANSACTION EXEMPT
                   FROM REGISTRATION UNDER THE SECURITIES ACT
                              OF 1933, AS AMENDED
                                      FOR
                       $75,000,000 IN PRINCIPAL AMOUNT OF
            11 1/4% FIRST MORTGAGE NOTES (TAC II) DUE 2006, SERIES B

To Our Clients:

    Enclosed for your consideration is a Prospectus dated         , 1998 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Trump Atlantic City Associates ("Trump AC"), Trump Atlantic City Funding II, Inc. ("Funding II" and, together with Trump AC, the "Issuers") and the all of the subsidiaries of the Issuers to exchange up to $75,000,000 in principal amount of its 11 1/4% First Mortgage Notes (TAC II) due 2006, Series A issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), for $75,000,000 in principal amount of its 11 1/4% First Mortgage Notes (TAC II) due 2006, Series B (the "Exchange Notes").

    The material is being forwarded to you as the beneficial owner of Original Notes carried by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

    YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m.,
Eastern Standard Time, on       ,             , 1998, unless extended (the
"Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Pioneer Americas Acquisition Corp.

    THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF ORIGINAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1            / /  Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal mount of Original
                      Notes to be tendered if I wish to tender less than all of my Original Notes.

Box 2            / /  Please do not tender any Original Notes held by you for my account or benefit.

Date:            , 1998

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                                                     Signature(s)

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                                              Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

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